Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in

StepStone Private Venture and Growth Fund

Tendered Pursuant to the Offer to Purchase

Dated January 22, 2026

This Letter of Transmittal Must Be

Received by StepStone Private Venture and Growth Fund

By February 24, 2026

The Offer and Withdrawal Rights Will Expire

at 11:59 p.m., Eastern time, on

March 6, 2026, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

StepStone Private Venture and Growth Fund

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners,

including the Custodian (if applicable) by February 24, 2026.

Clients of Morgan Stanley Smith Barney LLC are instructed to contact your Financial Advisor/Private Wealth Advisor to complete the electronic form. Morgan Stanley Smith Barney LLC’s Financial Advisor/Private Wealth Advisor should submit such completed electronic form to their Order Entry system by 4:00 p.m. Eastern time, one business day prior to the Notice Date, February 23, 2025.

Overnight Delivery: StepStone Private Venture and Growth Fund Attn: UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212	Regular Mail: StepStone Private Venture and Growth Fund Attn: Transfer Agent PO Box 2175 Milwaukee, WI 53201-2175
Email: AIProcessing@UMB.com	Fax: (816) 860-3140

For additional information please call 877-772-7724

Ladies and Gentlemen:

The undersigned hereby tenders to StepStone Private Venture and Growth Fund, a diversified, closed-end management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated January 22, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement or custodial account, please contact your representative or agent for assistance in completing the transaction documents.

LETTER OF TRANSMITTAL

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of the Account:

SSN/TIN:	Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

☐ All of the undersigned’s Shares.

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

☐ Class S Number of Shares	☐ Class D Number of Shares

☐ Class I Number of Shares

If less than all Shares being tendered and you prefer to tender a specific dollar amount, indicate the dollar amount of the undersigned’s shares being tendered:

☐ Class S Dollar Amount	☐ Class D Dollar Amount

☐ Class I Dollar Amount

Note: The Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum account balance as set forth in the Fund’s Prospectus dated July 29, 2024 (as it may be amended, modified, or otherwise supplemented from time to time). This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

PART 3. WIRE INSTRUCTIONS (IRA, retirement or custodial account proceeds will be sent to the Custodian)

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

*	For anti-money laundering and account security purposes, the name on the bank account must match the StepStone Private Venture and Growth Fund account registration.

PART 4. REASON FOR TENDER REQUEST:

Please indicate reason for request to tender some or all of your shares. Note, this is for internal use only and will in no way impact the ability to tender your shares.

☐ Performance of the Fund     ☐ Using proceeds to fund a new investment  ☐ Life event

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 5. SIGNATURE(S):

Shareholder Signature

Signature of Investor, Trustee or Custodian	Date

Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use this area for Custodian Authorization (May be needed for IRA or other custodied accounts).

If you are signing on behalf of an entity or utilizing Power of Attorney to execute this tender request on behalf of someone else, please provide a copy of the Authorized Signor List or applicable POA. A Medallion Signature Guarantee (MSG) is only required if directing funds to a banking account or recipient not on file with the registration. If using a MSG, original paperwork must be submitted – a fax or email is not acceptable.

Overnight Delivery: StepStone Private Venture and Growth Fund Attn: UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212	Regular Mail: StepStone Private Venture and Growth Fund Attn: Transfer Agent PO Box 2175 Milwaukee, WI 53201-2175
Email: AIProcessing@UMB.com	Fax: (816) 860-3140

For additional information please call 877-772-7724

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

Clients of Morgan Stanley Smith Barney LLC are instructed to contact your Financial Advisor/Private Wealth Advisor to complete the electronic form. Morgan Stanley Smith Barney LLC’s Financial Advisor/Private Wealth Advisor should submit such completed electronic form to their Order Entry system by 4:00 p.m. Eastern time, one business day prior to the Notice Date.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners,

including the Custodian (if applicable) by the deadline stated herein.

C-4